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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                              SEPTEMBER 15, 1997
                               (Date of Report)



                     MANUFACTURED HOME COMMUNITIES, INC.
            (Exact name of registrant as specified in its Charter)



                                   1-11718
                            (Commission File No.)


             MARYLAND                                   36-3857664

(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS             60606
(Address of principal executive offices)               (Zip Code)



                                (312) 474-1122
             (Registrant's telephone number, including area code)





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ITEM 5.   ACQUISITION OF ASSETS

On September 8, 1997, MHC entered into an agreement with Gerald D. Ellenburg as a general partner of various partnerships to purchase 38 manufactured home communities located primarily in Florida, Arizona and California for a purchase price in excess of $300 million. The agreement immediately transfers property management of the communities to MHC. The sale of the properties to MHC is subject to the approval of limited partners and certain other conditions and there can be no assurance that the purchase by MHC will ultimately close.

On August 7, 1997, MHC offered to purchase limited partnership interests in various partnerships which own 30 of the communities. The expiration date for the offers was September 5, 1997. MHC has accepted for payment all validly tendered interests in the partnerships. The company owns sufficient interests to enable it to approve a sale of the property or to prevent the transfer of the property to another party without MHC's consent in partnerships which own at least 20 of the properties.

In addition to accepting tendered interests for payment, MHC has extended the offer to purchase limited partnership units from substantially all of the partnerships until October 2, 1997 and has agreed to extend offers for certain other partnerships.




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                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.







                               MANUFACTURED HOME COMMUNITIES, INC.






                               BY:  /s/ Thomas P. Heneghan
                                    ---------------------------------------
                                    Thomas P. Heneghan
                                    Executive Vice President, Treasurer and
                                      Chief Financial Officer

                               BY:  /s/ Judy A. Pultorak
                                    ---------------------------------------
                                    Judy A. Pultorak
                                    Principal Accounting Officer





DATE:  September 15, 1997
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